Exhibit 99.1
Eastern Bankshares, Inc. Reports Fourth Quarter 2025 Financial Results
Strong Organic Growth and Return of Capital to Shareholders
•Net income of $99.5 million, or $0.46 per diluted share, included a GAAP tax benefit related to losses from the investment portfolio repositioning completed in the first quarter and non-operating merger-related costs in the fourth quarter; operating net income of $94.7 million, or $0.44 per diluted share.
•Return on average assets of 1.36%, or 1.30% on an operating basis; return on average tangible common equity of 14.4%, or 13.8% on an operating basis.
•Period-end loans increased $4.7 billion linked quarter due to the addition of HarborOne and legacy Eastern loan growth of $255 million, primarily driven by continued strong commercial lending results.
•Wealth assets reached a record high of $10.1 billion, including $9.6 billion of assets under management.
•Repurchased 3.1 million shares of common stock for $55.4 million in the fourth quarter, or 26% of the share repurchase program authorized in October.
•Non-performing loans increased, as expected, by $103.1 million to $172.3 million, or 0.75% of total loans, due primarily to loans acquired from HarborOne that were thoroughly assessed and adequately reserved; allowance for loan losses of $332 million, or 1.44% of total loans at year-end.
BOSTON, January 22, 2026 — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its fourth quarter 2025 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Dec 31, 2025	Sep 30, 2025	△ $	△ %
Earnings
Net income	$99.5	$106.1	$(6.6)	(6.2)%
Per share, diluted	$0.46	$0.53	$(0.07)	(13.2)%

Operating net income*	$94.7	$74.1	$20.6	27.8%
Per share, diluted*	$0.44	$0.37	$0.07	18.9%

Net interest income	$237.4	$200.2	$37.2	18.6%
NIM - FTE*	3.61%	3.47%	NM	0.14%

Noninterest income	$46.1	$41.3	$4.8	11.6%
Operating noninterest income*	$46.7	$39.7	$7.0	17.6%
Noninterest expense	$189.4	$140.4	$49.0	34.9%
Operating noninterest expense*	$156.1	$137.2	$18.9	13.8%
Efficiency ratio	66.8%	58.2%	NM	8.6%
Operating efficiency ratio*	50.1%	52.8%	NM	(2.7)%

Balance sheet
Period-end balances
Loans	$23,574	$18,829	$4,744	25.2%
Deposits	$25,471	$21,117	$4,354	20.6%
Average balances
Loans	$21,918	$18,718	$3,200	17.1%
Deposits	$24,262	$21,124	$3,138	14.9%

Capital
Tangible shareholders’ equity / tangible assets*	10.38%	11.37%	NM	(0.99)%
CET1 capital ratio (1)	13.22%	14.71%	NM	(1.49)%
Book value per share	$18.42	$17.99	$0.43	2.4%
Tangible book value per share*	$12.90	$13.14	$(0.24)	(1.8)%

Asset quality
Non-performing loans	$172.3	$69.2	$103.1	149.0%
Total non-performing loans to total loans	0.75%	0.37%	NM	0.38%
Net charge-offs to average total loans	0.18%	0.13%	NM	0.05%

(1) CET1 capital ratio as of December 31, 2025 is a preliminary estimate.
*Non-GAAP Financial Measure.

On November 1, 2025, the Company completed its merger (“the merger”) with HarborOne Bancorp
(“HarborOne”), the holding company of HarborOne Bank, and therefore the fourth quarter financial results reflect the partial quarter impact of the merger. The merger added approximately $4.5 billion in loans, and $4.3 billion in deposits, each at fair value.

“We are pleased with our performance in 2025,” said Denis Sheahan, Chief Executive Officer. “Full year results were highlighted by a 62% increase in operating net income, strong organic loan growth, and record levels of Wealth assets under management. On a full year operating basis, return on average assets of 1.21%, return on average tangible common equity of 12.7%, and the efficiency ratio of 51.7%, improved significantly from the prior year. Eastern is well-positioned for 2026 and beyond and we look forward to executing on the meaningful opportunities in front of us — driving organic growth in both our banking and fee-based businesses, returning capital to shareholders, and demonstrating the enhanced earnings power of the company to deliver top quartile financial returns. We believe this approach will create meaningful value for shareholders. Finally, I want to welcome our new colleagues from HarborOne and thank all our employees for another successful year.”

David Rosato, Chief Financial Officer, added, “Our fourth quarter results marked a strong finish to the year. Operating net income of $94.7 million increased 28% linked quarter and generated an operating return on average tangible common equity of 13.8%. The quarter benefited from the addition of HarborOne and solid organic loan growth. We are focused on merger integration and ensuring a smooth transition for customers and employees while capturing projected cost savings and other long-term benefits of the transaction. Importantly, we are on track to achieve the merger-related financial targets set forth at the time of our announcement last year. In addition, our commitment to returning capital was evident in the quarter. We repurchased 3.1 million shares of common stock for $55.4 million, or 26% of the share repurchase program authorized in October.”

NET INTEREST INCOME

Net interest income was $237.4 million, an increase of $37.2 million from the third quarter.

•Net interest income included net discount accretion of $22.6 million, compared to $10.0 million in the prior quarter. Net discount accretion contributed 34 basis points to the net interest margin on an FTE basis, compared to 17 basis points in the prior quarter.
•The net interest margin on an FTE basis increased 14 basis points to 3.61%, due to higher interest-earning asset yields.
•The yield on total interest-earning assets was up 21 basis points to 5.08%, primarily due to an increase in loan yields driven by higher net discount accretion.
•The cost of total interest-bearing liabilities increased 4 basis points to 2.15% due to modestly higher deposit costs.

NONINTEREST INCOME

Noninterest income was $46.1 million, an increase of $4.8 million. The current quarter included a non-operating loss of $0.7 million, compared to non-operating income of $1.5 million in the prior quarter.

Operating noninterest income was $46.7 million, an increase of $7.0 million, mostly due to the addition of HarborOne and driven primarily by the following:

•Mortgage banking income increased $2.9 million to $3.0 million.
•Card income increased $1.8 million to $5.9 million.
•Service charges on deposit accounts increased $1.4 million to $9.9 million.
•Investment advisory fees increased $1.1 million to $18.6 million due to higher Wealth assets under management.

•Interest rate swap income increased $0.5 million to $1.4 million.
These increases in operating noninterest income were partially offset by a $2.2 million decrease in income from investments held in rabbi trust accounts. This lower income was partially offset by a $0.7 million decrease in rabbi trust benefit costs reported in noninterest expense.

NONINTEREST EXPENSE

Noninterest expense was $189.4 million, an increase of $49.0 million from the third quarter primarily driven by higher operating noninterest expense and merger-related costs.

Non-operating noninterest expense of $33.4 million increased $30.2 million, due to $26.7 million in higher merger-related costs and a $3.5 million lease impairment.

Operating noninterest expense, was $156.1 million, an increase of $18.9 million, primarily due to the addition of HarborOne and largely driven by the following:

•Salaries and employee benefits increased $7.5 million to $91.5 million.
•Amortization of intangible assets increased $2.9 million to $10.8 million.
•Technology and data processing increased $2.7 million to $22.4 million.
•Professional services increased $2.6 million to $5.6 million.

BALANCE SHEET

Total assets were $30.6 billion at December 31, 2025, an increase of $5.1 billion from September 30, 2025.

•Loans totaled $23.6 billion, an increase of $4.7 billion. The merger added $4.5 billion in loans. Excluding the merger impact, the loan portfolio grew $255 million, or 1.4%, primarily driven by continued strong commercial lending results.
•Securities were $4.4 billion, an increase of $100.4 million. Acquired securities totaling $298 million were sold following the completion of the merger.
•Cash and equivalents were $0.3 billion, a decrease of $93.5 million.

Deposits totaled $25.5 billion, an increase of $4.4 billion. The merger added $4.3 billion in deposits. Excluding the merger impact, deposits increased by $20 million, or less than 1%.
Book value per share and tangible book value per share ended the quarter at $18.42 and $12.90, respectively.
Please refer to Appendix D for a roll-forward of tangible shareholders’ equity.

ASSET QUALITY

Non-performing loans (“NPLs”) totaled $172.3 million, or 0.75% of total loans, compared to $69.2 million, or 0.37% of total loans, at September 30, 2025. The increase in NPLs was due primarily to loans acquired from HarborOne that were thoroughly assessed and adequately reserved.

Total net charge-offs were $9.8 million, or 0.18% of average total loans, compared to $6.2 million, or 0.13% in the prior quarter.

Provision for loan losses totaled $4.9 million compared to $7.1 million in the prior quarter.

The allowance for loan losses was $331.8 million at December 31, 2025, or 1.44% of total loans, compared to $233.0 million, or 1.26% of total loans, at September 30, 2025.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share. The dividend will be payable on March 20, 2026 to shareholders of record as of the close of business on March 6, 2026.

The Company repurchased 3.1 million shares of common stock during the fourth quarter at a weighted average price of $17.79, for an aggregate purchase price of $55.4 million. As of year-end, 8.8 million shares remain in the current share repurchase program which expires October 31, 2026.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s fourth quarter 2025 earnings will be held on Friday, January 23, 2026 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 51296. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with more than 125 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of December 31, 2025, Eastern had approximately $30.6 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management and Private Banking Divisions, which include the largest bank-owned independent investment adviser in Massachusetts with $9.6 billion in assets under management. Eastern takes pride in its advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
617-897-1177

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) gains and losses on sales of securities available for sale, net, (ii) gains and losses on the sale of other assets, (iii) impairment charges on tax credit investments and associated tax credit benefits, (iv) other real estate owned (“OREO”) gains (losses), (v) merger and acquisition expenses, (vi) certain discrete tax items. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the merger with HarborOne Bancorp, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that Eastern’s business may not perform as expected in the years following the merger; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in millions, except per-share data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Earnings data
Net interest income	$237.4	$200.2	$202.0	$188.9	$179.2
Noninterest income (loss)	46.1	41.3	42.9	(236.1)	37.3
Total revenue	283.5	241.5	244.9	(47.2)	216.5
Noninterest expense	189.4	140.4	137.0	130.1	137.5
Pre-tax, pre-provision income (loss)	94.1	101.1	107.9	(177.3)	79.0
Provision for allowance for loan losses	4.9	7.1	7.6	6.6	6.8
Pre-tax income (loss)	89.2	94.0	100.3	(183.9)	72.2
Net income (loss)	99.5	106.1	100.2	(217.7)	60.8
Operating net income (non-GAAP)	94.7	74.1	81.7	67.5	68.2

Per-share data
Earnings per share, diluted	$0.46	$0.53	$0.50	$(1.08)	$0.30
Operating earnings per share, diluted (non-GAAP)	0.44	0.37	0.41	0.34	0.34
Book value per share	18.42	17.99	17.42	16.94	16.89
Tangible book value per share (non-GAAP)	12.90	13.14	12.53	12.01	11.98

Profitability
Return on average assets	1.36%	1.66%	1.60%	(3.52)%	0.94%
Operating return on average assets (non-GAAP)	1.30%	1.16%	1.30%	1.09%	1.06%
Return on average shareholders' equity	9.50%	11.28%	11.10%	(24.64)%	6.64%
Operating return on average shareholders' equity (non-GAAP)	9.03%	7.87%	9.05%	7.63%	7.45%
Return on average tangible shareholders' equity (non-GAAP) (1)	14.39%	16.42%	16.44%	(33.91)%	10.16%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	13.76%	11.71%	13.56%	11.70%	11.30%
Net interest margin (FTE)	3.61%	3.47%	3.59%	3.38%	3.05%
Cost of deposits	1.59%	1.55%	1.48%	1.48%	1.69%
Efficiency ratio	66.8%	58.2%	55.9%	(275.6)%	63.5%
Operating efficiency ratio (non-GAAP) (2)	50.1%	52.8%	50.8%	53.7%	57.3%

Balance Sheet (end of period)
Total assets	$30,586.9	$25,457.7	$25,456.2	$24,986.0	$25,557.9
Total loans	23,574.5	18,828.6	18,589.8	18,204.5	18,079.1
Total deposits	25,470.8	21,117.3	21,220.8	20,797.1	21,319.3
Total loans / total deposits	93%	89%	88%	88%	85%

Asset quality
Allowance for loan losses ("ALLL")	$331.8	$233.0	$232.1	$224.3	$229.0
ALLL / total nonperforming loans ("NPLs")	192.55%	336.73%	424.25%	244.81%	168.57%
Total NPLs / total loans	0.75%	0.37%	0.30%	0.51%	0.76%
Net charge-offs ("NCOs") / average total loans	0.18%	0.13%	0.00%	0.26%	0.71%

Capital adequacy
Shareholders' equity / assets	14.19%	14.95%	14.47%	14.34%	14.13%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.38%	11.37%	10.85%	10.61%	10.45%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

	As of and for the twelve months ended
(Unaudited, dollars in millions, except per-share data)	Dec 31, 2025	Dec 31, 2024
Earnings data
Net interest income	$828.6	$607.6
Noninterest (loss) income	(105.9)	123.9
Total revenue	722.6	731.5
Noninterest expense	596.9	508.4
Pre-tax, pre-provision income (loss)	125.7	223.1
Provision for allowance for loan losses	26.2	67.4
Pre-tax income (loss)	99.5	155.8
Net income (loss)	88.2	119.6
Operating net income (non-GAAP)	318.0	196.6

Per-share data
Earnings per share, diluted	$0.43	$0.66
Operating earnings per share, diluted (non-GAAP)	1.56	1.08
Book value per share	18.42	16.89
Tangible book value per share (non-GAAP)	12.90	11.98

Profitability
Return on average assets	0.34%	0.51%
Operating return on average assets (non-GAAP)	1.21%	0.84%
Return on average shareholders' equity	2.34%	3.66%
Operating return on average shareholders' equity (non-GAAP)	8.43%	6.01%
Return on average tangible shareholders' equity (non-GAAP) (1)	4.19%	5.25%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	12.71%	8.36%
Net interest margin (FTE)	3.51%	2.85%
Cost of deposits	1.53%	1.74%
Efficiency ratio	82.6%	69.5%
Operating efficiency ratio (non-GAAP) (2)	51.7%	60.1%

Balance Sheet (end of period)
Total assets	$30,586.9	$25,557.9
Total loans	23,574.5	18,079.1
Total deposits	25,470.8	21,319.3
Total loans / total deposits	93%	85%

Asset quality
Allowance for loan losses ("ALLL")	$331.8	$229.0
ALLL / total nonperforming loans ("NPLs")	192.55%	168.57%
Total NPLs / total loans	0.75%	0.76%
Net charge-offs ("NCOs") / average total loans	0.14%	0.27%

Capital adequacy
Shareholders' equity / assets	14.19%	14.13%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.38%	10.45%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of
(Unaudited, dollars in millions)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
ASSETS
Cash and due from banks	$126.1	$117.4	$158.7	$128.6	$92.6
Short-term investments	190.8	293.0	394.8	240.2	914.3
Cash and cash equivalents	316.9	410.4	553.5	368.8	1,006.9
Available for sale ("AFS") securities	3,825.6	3,810.6	3,896.2	4,003.9	4,021.6
Held to maturity ("HTM") securities	599.6	514.1	499.2	440.9	420.7
Total securities	4,425.1	4,324.8	4,395.4	4,444.8	4,442.3
Loans held for sale	22.8	0.7	—	8.1	0.4
Loans:
Commercial and industrial	4,324.6	3,765.9	3,661.5	3,442.7	3,296.1
Commercial real estate	9,529.1	7,426.3	7,293.8	7,176.7	7,119.5
Commercial construction	567.6	464.0	472.3	461.3	494.8
Business banking	1,603.5	1,394.6	1,422.6	1,419.9	1,448.2
Total commercial loans	16,024.8	13,050.9	12,850.1	12,500.6	12,358.6
Residential real estate	5,516.1	4,011.2	4,016.4	4,038.7	4,063.7
Consumer home equity	1,758.1	1,503.0	1,458.4	1,405.3	1,385.4
Other consumer	275.5	263.5	264.8	259.9	271.4
Total loans	23,574.5	18,828.6	18,589.8	18,204.5	18,079.1
Allowance for loan losses	(331.8)	(233.0)	(232.1)	(224.3)	(229.0)
Unamortized prem./disc. and def. fees	(489.4)	(262.9)	(274.7)	(288.8)	(300.7)
Net loans	22,753.2	18,332.7	18,083.0	17,691.4	17,549.4
Federal Home Loan Bank stock, at cost	13.8	6.3	6.3	9.2	5.9
Premises and equipment	120.0	72.1	66.4	65.1	66.6
Bank-owned life insurance	307.8	207.3	207.1	206.1	204.7
Goodwill and other intangibles, net	1,300.9	1,026.7	1,034.5	1,042.4	1,050.2
Deferred income taxes, net	310.0	252.9	279.3	301.7	332.1
Prepaid expenses	259.9	227.1	230.7	233.1	231.9
Other assets	756.4	596.8	599.9	615.4	667.5
Total assets	$30,586.9	$25,457.7	$25,456.2	$24,986.0	$25,557.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,341.2	$5,662.3	$5,948.3	$5,974.4	$5,992.1
Interest checking accounts	4,727.2	4,240.7	4,455.1	4,366.6	4,606.3
Savings accounts	2,010.0	1,579.9	1,605.1	1,650.0	1,648.3
Money market investment	7,885.7	6,269.6	5,964.6	5,615.3	5,736.4
Certificates of deposit	4,506.6	3,364.8	3,247.7	3,190.9	3,336.3
Total deposits	25,470.8	21,117.3	21,220.8	20,797.1	21,319.3
Borrowed funds:
Federal Home Loan Bank advances	199.6	25.9	26.8	20.1	17.6
Interest rate swap collateral funds	15.3	13.9	21.4	34.8	48.6
Total borrowed funds	214.9	39.8	48.2	54.9	66.2
Other liabilities	560.6	495.0	503.3	551.1	560.4
Total liabilities	26,246.3	21,652.2	21,772.3	21,403.1	21,945.9
Shareholders' equity:
Common shares	2.4	2.1	2.1	2.1	2.1
Additional paid-in capital	2,621.0	2,193.9	2,189.7	2,188.6	2,237.5
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(122.8)	(124.0)	(125.3)	(126.6)	(127.8)
Retained earnings	2,067.3	1,997.0	1,916.9	1,842.6	2,084.5
Accumulated other comprehensive income ("AOCI"), net of tax	(227.4)	(263.5)	(299.5)	(323.8)	(584.3)
Total shareholders' equity	4,340.6	3,805.5	3,683.9	3,582.9	3,612.0
Total liabilities and shareholders' equity	$30,586.9	$25,457.7	$25,456.2	$24,986.0	$25,557.9

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Dec 31, 2025 change from three months ended
(Unaudited, dollars in millions, except per-share data)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025		Dec 31, 2024

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$295.6	$244.2	$234.7	$51.4	21%	$60.9	26%
Taxable interest and dividends on securities	32.7	33.3	22.1	(0.7)	(2)%	10.6	48%
Non-taxable interest and dividends on securities	2.7	2.2	1.4	0.5	21%	1.2	84%
Interest on federal funds sold and other short-term investments	5.3	3.3	12.5	2.0	60%	(7.3)	(58)%
Total interest and dividend income	336.2	283.0	270.8	53.2	19%	65.4	24%
Interest expense:
Interest on deposits	97.3	82.4	91.1	15.0	18%	6.2	7%
Interest on borrowings	1.4	0.4	0.5	1.0	255%	1.0	216%
Total interest expense	98.8	82.8	91.6	16.0	19%	7.2	8%
Net interest income	237.4	200.2	179.2	37.2	19%	58.2	32%
Provision for allowance for loan losses	4.9	7.1	6.8	(2.2)	(31)%	(1.9)	(28)%
Net interest income after provision for allowance for loan losses	232.5	193.1	172.4	39.4	20%	60.1	35%
Noninterest income:
Investment advisory fees	18.6	17.6	18.0	1.1	6%	0.7	4%
Service charges on deposit accounts	9.9	8.6	8.4	1.4	16%	1.5	18%
Card Income	5.9	4.2	4.2	1.8	42%	1.7	42%
Interest rate swap income	1.4	0.9	1.2	0.5	59%	0.2	20%
Income from investments held in rabbi trusts	1.7	3.8	—	(2.2)	(57)%	1.6	NM
Mortgage banking income (loss)	3.0	0.1	(0.3)	2.9	NM	3.3	NM
Losses on sales of securities available for sale, net	—	—	(9.2)	—	—%	9.2	(100)%
Miscellaneous income and fees	6.2	4.6	5.5	1.5	33%	0.7	13%
Other non-operating (loss) income	(0.7)	1.5	9.6	(2.2)	(143)%	(10.3)	NM
Total noninterest income	46.1	41.3	37.3	4.8	12%	8.7	23%
Noninterest expense:
Salaries and employee benefits	91.5	84.0	77.7	7.5	9%	13.8	18%
Occupancy and equipment	12.0	11.7	10.8	0.2	2%	1.2	11%
Technology and data processing	22.4	19.8	21.0	2.7	13%	1.5	7%
Professional services	5.6	3.0	3.2	2.6	86%	2.4	75%
Marketing expenses	2.8	2.7	2.8	0.1	5%	—	—%
FDIC insurance	4.1	3.5	3.9	0.6	16%	0.2	5%
Amortization of intangible assets	10.8	7.8	7.4	2.9	38%	3.4	46%
Other operating expense	6.9	4.7	7.2	2.2	46%	(0.3)	(5)%
Non-operating expense	33.4	3.2	3.6	30.1	937%	29.8	830%
Total noninterest expense	189.4	140.4	137.5	49.0	35%	51.9	38%
Income before income tax expense	89.2	94.0	72.2	(4.8)	(5)%	17.0	24%
Income tax (benefit) expense	(10.4)	(12.2)	11.4	1.8	NM	(21.8)	NM
Net income	$99.5	$106.1	$60.8	$(6.6)	(6)%	$38.7	64%

Share data:
Weighted average common shares outstanding, basic	215.2	198.7	201.2	16.4	8%	13.9	7%

Weighted average common shares outstanding, diluted	216.4	199.5	202.6	16.9	8%	13.8	7%

Earnings per share, basic	$0.46	$0.53	$0.30	$(0.07)	(13)%	$0.16	53%

Earnings per share, diluted	$0.46	$0.53	$0.30	$(0.07)	(13)%	$0.16	53%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Twelve months ended
(Unaudited, dollars in millions, except per-share data)	Dec 31, 2025	Dec 31, 2024	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$1,009.3	$808.0	$201.3	25%
Taxable interest and dividends on securities	131.3	90.6	40.7	45%
Non-taxable interest and dividends on securities	8.1	5.8	2.3	40%
Interest on federal funds sold and other short-term investments	15.6	42.4	(26.8)	(63)%
Total interest and dividend income	1,164.2	946.8	217.5	23%
Interest expense:
Interest on deposits	332.4	337.4	(5.0)	(1)%
Interest on borrowings	3.2	1.8	1.5	84%
Total interest expense	335.6	339.2	(3.5)	(1)%
Net interest income	828.6	607.6	221.0	36%
Provision for allowance for loan losses	26.2	67.4	(41.2)	(61)%
Net interest income after provision for allowance for loan losses	802.4	540.2	262.2	49%
Noninterest income:
Investment advisory fees	69.9	46.1	23.8	52%
Service charges on deposit accounts	35.0	32.0	3.0	9%
Card Income	18.3	16.6	1.6	10%
Interest rate swap income	3.8	2.8	0.9	33%
Income from investments held in rabbi trusts	10.0	9.7	0.3	3%
Mortgage banking income (loss)	2.9	(0.9)	3.8	NM
Losses on sales of securities available for sale, net	(269.6)	(16.8)	(252.8)	NM
Miscellaneous income and fees	23.0	27.7	(4.7)	(17)%
Other non-operating income (loss)	0.9	6.7	(5.8)	NM
Total noninterest (loss) income	(105.9)	123.9	(229.9)	NM
Noninterest expense:
Salaries and employee benefits	336.0	287.6	48.4	17%
Occupancy and equipment	45.6	41.9	3.6	9%
Technology and data processing	78.6	70.5	8.2	12%
Professional services	14.6	12.8	1.9	15%
Marketing expenses	9.6	7.8	1.9	24%
FDIC insurance	14.6	13.9	0.8	6%
Amortization of intangible assets	34.2	14.6	19.6	135%
Other operating expense	24.5	22.7	1.7	8%
Non-operating expense	39.2	36.7	2.5	7%
Total noninterest expense	596.9	508.4	88.6	17%
Income before income tax expense	99.5	155.8	(56.3)	(36)%
Income tax expense	11.3	36.2	(24.9)	(69)%
Net income	$88.2	$119.6	$(31.3)	(26)%

Share data:
Weighted average common shares outstanding, basic	203.2	181.1	22.0	12%

Weighted average common shares outstanding, diluted	204.3	182.2	22.2	12%

Earnings per share, basic	$0.43	$0.66	$(0.23)	(35)%

Earnings per share, diluted	$0.43	$0.66	$(0.23)	(35)%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Dec 31, 2025			Sep 30, 2025			Dec 31, 2024
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$14,842.3	$211.9	5.67%	$12,857.7	$176.7	5.45%	$12,265.8	$168.9	5.48%
Residential	4,770.6	56.7	4.71%	3,893.2	43.2	4.41%	3,938.1	42.9	4.33%
Consumer	1,891.9	32.2	6.75%	1,697.3	28.8	6.74%	1,601.4	27.3	6.79%
Total loans	21,504.9	300.8	5.55%	18,448.2	248.7	5.35%	17,805.3	239.1	5.34%
Total investment securities	4,699.5	36.1	3.04%	4,734.0	36.1	3.03%	5,173.5	23.9	1.84%
Federal funds sold and other short-term investments	539.6	5.3	3.88%	311.4	3.3	4.20%	1,042.8	12.5	4.78%
Total interest-earning assets	26,744.0	342.1	5.08%	23,493.5	288.2	4.87%	24,021.5	275.6	4.56%
Non-interest-earning assets	2,339.0			1,918.8			1,717.0
Total assets	$29,083.0			$25,412.3			$25,738.5

Interest-bearing liabilities:
Deposits:
Savings	$1,868.4	$1.5	0.31%	$1,583.8	$1.2	0.30%	$1,685.2	$1.5	0.36%
Interest checking	4,597.1	10.9	0.94%	4,431.0	11.0	0.99%	4,626.2	12.7	1.10%
Money market	7,404.6	44.6	2.39%	6,191.0	38.4	2.46%	5,774.2	36.2	2.49%
Time deposits	4,220.5	40.4	3.80%	3,281.5	31.8	3.84%	3,494.6	40.6	4.63%
Total interest-bearing deposits	18,090.5	97.3	2.13%	15,487.4	82.4	2.11%	15,580.3	91.1	2.33%
Borrowings	161.6	1.4	3.51%	48.5	0.4	3.30%	57.7	0.5	3.12%
Total interest-bearing liabilities	18,252.1	98.8	2.15%	15,535.8	82.8	2.11%	15,638.0	91.6	2.33%
Demand deposit accounts	6,172.0			5,636.4			5,884.1
Other noninterest-bearing liabilities	504.0			506.7			573.1
Total liabilities	24,928.1			21,678.9			22,095.1
Shareholders' equity	4,154.9			3,733.4			3,643.4
Total liabilities and shareholders' equity	$29,083.0			$25,412.3			$25,738.5

Net interest income - FTE		$243.4			$205.4			$184.0
Net interest-earning assets (2)	$8,491.9			$7,957.7			$8,383.5
Net interest margin - FTE (3)			3.61%			3.47%			3.05%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the twelve months ended
	Dec 31, 2025			Dec 31, 2024
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$13,140.8	$727.1	5.53%	$11,088.0	$591.9	5.34%
Residential	4,118.4	185.8	4.51%	3,214.8	131.6	4.10%
Consumer	1,715.7	114.7	6.69%	1,509.5	101.6	6.73%
Total loans	18,974.8	1,027.6	5.42%	15,812.3	825.1	5.22%
Total investment securities	4,807.1	141.6	2.95%	5,374.1	97.9	1.82%
Federal funds sold and other short-term investments	379.6	15.6	4.10%	810.7	42.4	5.23%
Total interest-earning assets	24,161.6	1,184.7	4.90%	21,997.1	965.4	4.39%
Non-interest-earning assets	1,996.9			1,296.8
Total assets	$26,158.5			$23,293.8

Interest-bearing liabilities:
Deposits:
Savings	$1,683.5	$5.1	0.30%	$1,487.8	$3.2	0.21%
Interest checking	4,482.9	42.1	0.94%	4,167.0	43.2	1.04%
Money market	6,309.9	148.3	2.35%	5,283.2	140.7	2.66%
Time deposits	3,487.6	136.9	3.93%	3,146.1	150.3	4.78%
Total interest-bearing deposits	15,963.9	332.4	2.08%	14,084.3	337.4	2.40%
Borrowings	90.5	3.2	3.59%	47.3	1.8	3.73%
Total interest-bearing liabilities	16,054.4	335.6	2.09%	14,131.6	339.2	2.40%
Demand deposit accounts	5,803.9			5,348.1
Other noninterest-bearing liabilities	525.1			545.3
Total liabilities	22,383.4			20,025.0
Shareholders' equity	3,775.1			3,268.9
Total liabilities and shareholders' equity	$26,158.5			$23,293.8

Net interest income - FTE		$849.1			$626.2
Net interest-earning assets (2)	$8,107.2			$7,865.5
Net interest margin - FTE (3)			3.51%			2.85%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
(Unaudited, dollars in millions)
Non-accrual loans:
Commercial	$146.6	$50.5	$36.7	$70.6	$112.5
Residential	19.2	11.4	10.5	12.4	13.0
Consumer	6.5	7.3	7.5	8.6	10.4
Total non-accrual loans	172.3	69.2	54.7	91.6	135.8
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	172.3	69.2	54.7	91.6	135.8
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$172.3	$69.2	$54.7	$91.6	$135.8
Total non-performing loans to total loans	0.75%	0.37%	0.30%	0.51%	0.76%
Total non-performing assets to total assets	0.56%	0.27%	0.21%	0.37%	0.53%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
(Unaudited, dollars in millions)
Average total loans	$21,479	$18,447.7	$18,075.2	$17,833.7	$17,802.8
Allowance for loan losses, beginning of the period	233.0	232.1	224.3	229.0	253.8
Net loans charged-off (recovered):
Commercial and industrial	8.4	1.4	0.1	—	—
Commercial real estate	1.3	4.0	(0.6)	10.9	30.8
Commercial construction	(1.2)	—	—	—	—
Business banking	0.9	0.3	0.1	—	0.5
Residential real estate	—	0.1	—	—	(0.1)
Consumer home equity	—	0.1	—	—	—
Other consumer	0.4	0.3	0.3	0.4	0.5
Total net loans charged-off (recovered)	9.8	6.2	(0.2)	11.2	31.7
Initial allowance established for acquired loans	103.7	—	—	—	—
Provision for allowance for loan losses	4.9	7.1	7.6	6.6	6.8
Total allowance for loan losses, end of period	$331.8	$233.0	$232.1	$224.3	$229.0
Net charge-offs to average total loans outstanding during this period	0.18%	0.13%	0.00%	0.26%	0.71%
Allowance for loan losses as a percent of total loans	1.44%	1.26%	1.27%	1.25%	1.29%
Allowance for loan losses as a percent of nonperforming loans	192.55%	336.73%	424.25%	244.81%	168.57%

Note: columns may not foot due to rounding.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended					Twelve Months Ended
(Unaudited, dollars in millions, except per-share data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024

Net income (loss) (GAAP)	$99.5	$106.1	$100.2	$(217.7)	$60.8	$88.2	$119.6
Add:
Provision for non-PCD acquired loans	—	—	—	—	—	—	40.9
Noninterest income components:
Losses on sales of securities available for sale, net	—	—	—	269.6	9.2	269.6	16.8
Gain on sale of other equity investment	—	(1.6)	—	—	(9.3)	(1.6)	(9.3)
Losses (gains) on sales of other assets	0.7	0.1	(0.6)	0.6	(0.4)	0.7	2.6
Noninterest expense components:
Lease impairment	3.5	—	—	—	—	3.5	—
Merger and acquisition expenses	29.9	3.2	2.6	—	3.6	35.7	36.7
Total impact of non-GAAP adjustments	34.0	1.7	2.0	270.3	3.2	307.9	87.7
Less: net tax benefit (expense) associated with non-GAAP adjustments (1)	38.8	33.8	20.5	(14.9)	(4.2)	78.2	10.6
Non-GAAP adjustments, net of tax	$(4.8)	$(32.1)	$(18.5)	$285.2	$7.4	$229.8	$77.1
Operating net income (non-GAAP)	$94.7	$74.1	$81.7	$67.5	$68.2	$318.0	$196.6

Weighted average common shares outstanding during the period:
Basic	215.2	198.7	198.5	200.0	201.2	203.2	181.1
Diluted	216.4	199.5	199.0	201.4	202.6	204.3	182.2

Earnings (loss) per share, basic:	$0.46	$0.53	$0.50	$(1.09)	$0.30	$0.43	$0.66
Earnings (loss) per share, diluted:	$0.46	$0.53	$0.50	$(1.08)	$0.30	$0.43	$0.66

Operating earnings per share, basic (non-GAAP)	$0.44	$0.37	$0.41	$0.34	$0.34	$1.57	$1.09
Operating earnings per share, diluted (non-GAAP)	$0.44	$0.37	$0.41	$0.34	$0.34	$1.56	$1.08

Return on average assets (2)	1.36%	1.66%	1.60%	(3.52)%	0.94%	0.34%	0.51%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.18%
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	0.00%	4.36%	0.14%	1.03%	0.07%
Gain on sale of other equity investment (2)	0.00%	(0.02)%	0.00%	0.00%	(0.14)%	(0.01)%	(0.04)%
Losses (gains) on sales of other assets (2)	0.01%	0.00%	(0.01)%	0.01%	(0.01)%	0.00%	0.01%
Lease impairment (2)	0.05%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Merger and acquisition expenses (2)	0.41%	0.05%	0.04%	0.00%	0.06%	0.14%	0.16%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	0.53%	0.53%	0.33%	(0.24)%	(0.07)%	0.30%	0.05%
Operating return on average assets (non-GAAP) (2)	1.30%	1.16%	1.30%	1.09%	1.06%	1.21%	0.84%

Return on average shareholders' equity (2)	9.50%	11.28%	11.10%	(24.64)%	6.64%	2.34%	3.66%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.25%
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	0.00%	30.52%	1.01%	7.14%	0.51%
Gain on sale of other equity investment (2)	0.00%	(0.17)%	0.00%	0.00%	(1.01)%	(0.04)%	(0.28)%
Losses (gains) on sales of other assets (2)	0.06%	0.01%	(0.07)%	0.07%	(0.04)%	0.02%	0.08%
Lease impairment (2)	0.33%	0.00%	0.00%	0.00%	0.00%	0.09%	0.00%
Merger and acquisition expenses (2)	2.85%	0.34%	0.29%	0.00%	0.39%	0.95%	1.12%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	3.71%	3.59%	2.27%	(1.68)%	(0.46)%	2.07%	0.33%
Operating return on average shareholders' equity (non-GAAP) (2)	9.03%	7.87%	9.05%	7.63%	7.45%	8.43%	6.01%

Tangible net income
Net income (loss) (GAAP)	99.5	106.1	100.2	(217.7)	60.8	88.2	119.6
Add: Amortization of intangible assets	10.8	7.8	7.8	7.8	7.4	34.2	14.6
Less: Tax effect of amortization of intangible assets (3)	3.0	2.2	2.2	2.2	2.0	9.4	4.0
Tangible net income (loss) (non-GAAP) (4)	107.3	111.8	105.9	(212.0)	66.1	113.0	130.1

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$4,154.9	$3,733.4	$3,623.2	$3,583.3	$3,643.4	$3,775.1	$3,268.9
Less: Average goodwill and other intangibles	1,196.4	1,031.8	1,039.6	1,047.5	1,055.0	1,079.1	791.5
Average tangible shareholders' equity (non-GAAP)	$2,958.6	$2,701.5	$2,583.5	$2,535.8	$2,588.4	$2,696.0	$2,477.4

Return on average tangible shareholders' equity (non-GAAP) (2) (4)	14.39%	16.42%	16.44%	(33.91)%	10.16%	4.19%	5.25%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.65%
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	0.00%	43.12%	1.42%	10.00%	0.68%
Gain on sale of other equity investment (2)	0.00%	(0.23)%	0.00%	0.00%	(1.43)%	(0.06)%	(0.38)%
Losses (gains) on sales of other assets (2)	0.09%	0.01%	(0.10)%	0.10%	(0.05)%	0.03%	0.11%
Lease impairment (2)	0.47%	0.00%	0.00%	0.00%	0.00%	0.13%	0.00%
Merger and acquisition expenses (2)	4.01%	0.47%	0.40%	0.00%	0.55%	1.32%	1.48%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	5.20%	4.96%	3.18%	(2.38)%	(0.65)%	2.90%	0.43%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (4)	13.76%	11.71%	13.56%	11.70%	11.30%	12.71%	8.36%

(1) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. Included in the net tax line for the three months ended December 31, 2025 is a $31.3 million tax benefit attributable to the loss on sale of securities during the first quarter of 2025.
(2) Metrics for the three months presented on an annualized basis.
(3) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.6%.
(4) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
Note: columns may not foot due to rounding.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended					Twelve Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
(Unaudited, dollars in millions)
Net interest income (GAAP)	$237.4	$200.2	$202.0	$188.9	$179.2	$828.6	$607.6
Add:
Tax-equivalent adjustment (non-GAAP) (1)	6.0	5.1	4.8	4.6	4.8	20.5	18.6
Fully-taxable equivalent net interest income (non-GAAP)	$243.4	$205.4	$206.8	$193.5	$184.0	$849.1	$626.2

Noninterest income (loss) (GAAP)	$46.1	$41.3	$42.9	$(236.1)	$37.3	$(105.9)	$123.9
Less:
Losses on sales of securities available for sale, net	—	—	—	(269.6)	(9.2)	269.6	(16.8)
Gain on sale of other equity investment	—	1.6	—	—	9.3	(1.6)	9.3
(Losses) gains on sales of other assets	(0.7)	(0.1)	0.6	(0.6)	0.4	0.7	(2.6)
Noninterest income on an operating basis (non-GAAP)	$46.7	$39.7	$42.2	$34.2	$36.9	$162.8	$134.0

Noninterest expense (GAAP)	$189.4	$140.4	$137.0	$130.1	$137.5	$596.9	$508.4
Less:
Lease impairment	3.5	—	—	—	—	3.5	—
Merger and acquisition expenses	29.9	3.2	2.6	—	3.6	35.7	36.7
Noninterest expense on an operating basis (non-GAAP)	$156.1	$137.2	$134.4	$130.1	$134.0	$557.8	$471.7
Less: Amortization of intangible assets	$10.8	$7.8	$7.8	$7.8	$7.4	$34.2	$14.6
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$145.3	$129.4	$126.6	$122.3	$126.6	$523.6	$457.1

Total revenue (GAAP)	$283.5	$241.5	$244.9	$(47.2)	$216.5	$722.6	$731.5
Total operating revenue (non-GAAP)	$290.1	$245.1	$249.1	$227.7	$220.9	$1,011.9	$760.3

Efficiency ratio (GAAP)	66.8%	58.2%	55.9%	(275.6)%	63.5%	82.6%	69.5%
Operating efficiency ratio (non-GAAP) (2)	50.1%	52.8%	50.8%	53.7%	57.3%	51.7%	60.1%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 22.6%, 21.8%, 21.8%, 21.8%, and 22.0% for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.
Note: columns may not foot due to rounding.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
(Unaudited, dollars in millions, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$4,340.6	$3,805.5	$3,683.9	$3,582.9	$3,612.0
Less: Goodwill and other intangibles	1,300.9	1,026.7	1,034.5	1,042.4	1,050.2
Tangible shareholders' equity (non-GAAP)	3,039.6	2,778.8	2,649.3	2,540.6	2,561.8

Tangible assets:
Total assets (GAAP)	30,586.9	25,457.7	25,456.2	24,986.0	25,557.9
Less: Goodwill and other intangibles	1,300.9	1,026.7	1,034.5	1,042.4	1,050.2
Tangible assets (non-GAAP)	$29,285.9	$24,431.0	$24,421.6	$23,943.7	$24,507.7

Shareholders' equity to assets ratio (GAAP)	14.19%	14.95%	14.47%	14.34%	14.13%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	10.38%	11.37%	10.85%	10.61%	10.45%

Common shares outstanding	235.6	211.5	211.5	211.6	213.9

Book value per share (GAAP)	$18.42	$17.99	$17.42	$16.94	$16.89
Tangible book value per share (non-GAAP)	$12.90	$13.14	$12.53	$12.01	$11.98

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of			Change from
	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024
(Unaudited, dollars in millions, except per-share data)
Common stock	$2.4	$2.1	$2.1	$0.2	$0.2
Additional paid in capital	2,621.0	2,193.9	2,237.5	427.1	383.5
Unallocated ESOP common stock	(122.8)	(124.0)	(127.8)	1.2	5.0
Retained earnings	2,067.3	1,997.0	2,084.5	70.3	(17.2)
AOCI, net of tax - available for sale securities	(259.4)	(279.9)	(583.9)	20.6	324.5
AOCI, net of tax - pension	35.0	22.7	26.0	12.3	9.0
AOCI, net of tax - cash flow hedge	(3.0)	(6.3)	(26.5)	3.3	23.5
Total shareholders' equity:	$4,340.6	$3,805.5	$3,612.0	$535.0	$728.6
Less: Goodwill and other intangibles	1,300.9	1,026.7	1,050.2	274.2	250.8
Tangible shareholders' equity (non-GAAP)	$3,039.6	$2,778.8	$2,561.8	$260.8	$477.8

Common shares outstanding	235.6	211.5	213.9	24.1	21.7

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	11.12	10.37	10.46	0.75	0.66
Unallocated ESOP common stock	(0.52)	(0.59)	(0.60)	0.07	0.08
Retained earnings	8.77	9.44	9.74	(0.67)	(0.97)
AOCI, net of tax - available for sale securities	(1.10)	(1.32)	(2.73)	0.22	1.63
AOCI, net of tax - pension	0.15	0.11	0.12	0.04	0.03
AOCI, net of tax - cash flow hedge	(0.01)	(0.03)	(0.12)	0.02	0.11
Total shareholders' equity:	$18.42	$17.99	$16.89	$0.43	$1.53
Less: Goodwill and other intangibles	5.52	4.85	4.91	0.67	0.61
Tangible shareholders' equity (non-GAAP)	$12.90	$13.14	$11.98	$(0.24)	$0.92

Note: columns may not foot due to rounding.